SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement            [ ] Confidential, for Use of the
[X ]     Definitive Proxy Statement             Commission Only (as permitted
[  ]     Definitive Additional Materials        by Rule 14a-6(e)(2))
[  ]     Soliciting Material Pursuant to Rule 14a-12

                             Hauppauge Digital Inc.
                             ----------------------
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:



        (2)      Aggregate number of securities to which transaction applies:



        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:



        (5)      Total fee paid:



[  ]     Fee paid previously with preliminary materials

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:



         (2)      Form, Schedule or Registration Statement no.:



         (3)      Filing Party:



         (4)      Date Filed:

                                   HAUPPAUGE!

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               September 6, 2002



To the Stockholders of Hauppauge Digital Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hauppauge Digital Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices at 91 Cabot Court, Hauppauge, New York 11788 on September 6, 2002 at 10:00 a.m., New York time, for the following purposes:

(1) To elect a Board of four (4) directors.

(2) To approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to (i) authorize the classification of the Board of Directors into three classes with staggered terms and (ii) to provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors.

(3) To approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock.

(4) To approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances.

(5) To ratify the Board of Directors' resolution to amend the Company's Employee Stock Purchase Plan to increase the number of Common Shares available thereunder from 100,000 to 180,000 and provide for a termination date thereunder of December 31, 2004.

(6) To transact such other business as may properly come before the Meeting.

Only stockholders of record at the close of business on July 24, 2002 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                        By Order of the Hauppauge Digital Inc.
                                        Board of Directors

                                        Kenneth Plotkin
                                        Chairman of the Board and
                                        Chief Executive Officer

Hauppauge, New York
July 25, 2002

WHETHER OR NOT YOU PLAN TO ATTEND TEH MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HAUPAUGE DIGIAL INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                           Hauppauge, New York 11788

                                PROXY STATEMENT

                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

This Proxy Statement is being mailed to all stockholders of record of Hauppauge Digital Inc. (the "Company") at the close of business on July 24, 2002 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's executive offices at 91 Cabot Court, New York 11788 on September 6, 2002 at 10:00 a.m., local time, or any adjournment thereof. The Proxy and this Proxy Statement were mailed to stockholders on or about July 25, 2002.

All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted (1) FOR the nominees named in the Proxy to the Company's Board of Directors, (2) FOR the proposal to (i) approve an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") to authorize the classification of the Board of Directors into three classes with staggered terms and (ii) provide for a supermajority voting requirement to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors (the "Classified Board Amendment"), (3) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock, (4) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to require unanimous, rather than majority, written consent of stockholders in lieu of a meeting under certain circumstances and (5) FOR the proposal to ratify the Board of Directors' resolution to amend the Company's Employee Stock Purchase Plan to increase the number of Common Shares available thereunder from 100,000 to 180,000 and provide for a termination date thereunder of December 31, 2004. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The total number of shares of Common Stock of the Company ("Common Shares") outstanding and entitled to vote as of July 24, 2002 was 8,888,047. The Common Shares are the only class of securities of the Company entitled to vote on matters presented to the stockholders of the Company, each share being entitled to one noncumulative vote. A majority of the Common Shares outstanding and entitled to vote as of July 24, 2002 or 4,444,024 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on July 24, 2002 will be entitled to vote.

With regard to the election of directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

Stockholders may expressly abstain from voting on Proposals 2, 3, 4 and 5 by so indicating on the Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to the stockholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved. Since Proposals 2, 3 and 4 require the approval of a majority of the outstanding Common Shares, abstentions and broker non-votes will have the effect of a negative vote.

Since Proposal 5 requires the approval of a majority of the Common Shares in person or by proxy at the Meeting and entitled to vote (assuming a quorum is present), abstentions will have the effect of a negative vote, while broker non-votes will have no effect.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a stockholder who attends the Meeting need not revoke a Proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 91 Cabot Court, Hauppauge, New York 11788, Attention:
Corporate Secretary.

The Proxy is being solicited by the Company's Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company's shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the Meeting, at the offices of the Company, 91 Cabot Court, Hauppauge, New York 11788, and also during the Meeting for inspection by any stockholder who is present.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information for the fiscal years ended September 30, 2001, 2000 and 1999 concerning the compensation of Kenneth Plotkin, Chairman of the Board, Chief Executive Officer, Vice President of Marketing, Secretary and Director of the Company, Kenneth R. Aupperle, President, Chief Operating Officer and Director of the Company, John Casey, Vice President of Technology of the Company and Gerald Tucciarone, Chief Financial Officer and Treasurer of the Company. No other Executive Officer of the Company had a combined salary and bonus in excess of $100,000 for the fiscal year ended September 30, 2001.

                                                         Annual Compensation                  Long Term Compensation

                                                                          Other Annual       Common Shares Underlying
  Name and Principal Position       Year        Salary         Bonus      Compensation           Options Granted
  ---------------------------       ----        ------         -----      ------------           ---------------

        Kenneth Plotkin             2001      $ 180,000         -0-       $ 6,000(2)                    -0-
  Chairman of the Board, Chief      2000      $ 172,500      $ 89,055     $ 6,000(2)                   50,000
    Executive Officer, Vice         1999      $ 142,145      $ 41,848     $ 6,000(2)                    -0-
    President of Marketing,
   Secretary and Director (1)
-----------------------------------------------------------------------------------------------------------------------
    Kenneth R. Aupperle (1)         2001      $ 152,308(3)      -0-       $ 3,500(2)                    -0-
   President, Chief Operating       2000      $ 172,500      $ 89,055     $ 6,000(2)                   50,000
      Officer and Director          1999      $ 142,145      $ 41,848     $ 6,000(2)                    -0-
-----------------------------------------------------------------------------------------------------------------------
           John Casey               2001      $ 128,365         -0-           -0-                       -0-
  Vice President of Technology      2000      $ 110,000      $ 13,163         -0-                         500
                                    1999      $ 110,000      $  8,471         -0-                       8,000
-----------------------------------------------------------------------------------------------------------------------
       Gerald Tucciarone            2001      $ 123,231         -0-           -0-                       -0-
  Chief Financial Officer and       2000      $ 100,000      $  9,872         -0-                       -0-
           Treasurer                1999      $ 100,193      $  8,471         -0-                      16,000
-----------------------------------------------------------------------------------------------------------------------

(1) Mr. Aupperle passed away on January 29, 2001. From March 14, 2001 until May 1, 2002, Mr. Plotkin served as Chief Operating Officer and President of the Company. Mr. Plotkin served as the Secretary of the Company until June 20, 2001. Effective May 1, 2002, Dean Cirielli was appointed President and Chief Operating Officer of the Company. Effective June 20, 2001, Benjamin Tan was appointed as Secretary of the Company.

(2) Represents non-cash compensation in the form of the use of a car and related expenses.

(3) Represents payment of salary amounts paid through July 28, 2001. Does not include approximately $500,000 in insurance benefits paid by an insurance company in connection with the death of Mr. Aupperle.

Option Grants in Last Fiscal Year

No stock options were granted to any named executive officers during the fiscal year ended September 30, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

The following table sets forth certain information concerning the value of options unexercised as of September 30, 2001:

                                                                   Number of Common
                              Number of                            Shares Underlying           Value of Unexercised
                              Common Shares                        Unexercised Options at      In-the-Money Options at
                              Acquired on                          September 30, 2001          September 30, 2001
Name                          Exercise           Realized Value    Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Kenneth Plotkin                  -0-                 -0-               367,700/162,300               -0-/-0-
---------------------------------------------------------------------------------------------------------------------------
Kenneth  R. Aupperle             -0-                 -0-               175,700/42,300                -0-/-0-
---------------------------------------------------------------------------------------------------------------------------
John Casey                       -0-                 -0-                28,500/24,000                -0-/-0-
---------------------------------------------------------------------------------------------------------------------------
Gerald Tucciarone                -0-                 -0-                10,000/24,000                -0-/-0-
---------------------------------------------------------------------------------------------------------------------------

Compensation of Directors

Directors of the Company are not compensated solely for being on the Board of Directors. However, during the fiscal year ended September 30, 2001, 15,000 non-qualified options were issued to each of Messrs. Herman and Kuperschmid. On January 11, 2001, 10,834 non-qualified options were issued to Mr. Holmes. See "Security Ownership of Certain Beneficial Owners and Management". It is the intention of the Company to issue non-qualified options in the future to non-employee directors. The By-Laws of the Company provide that directors of the Company may, by resolution of the Board, be paid a fixed sum and expenses for attendance at each regular or special meeting of the Board. No director's fees have been paid to date. The Certificate of Incorporation also provides, to the extent permitted by law, for certain indemnification of its directors.

Employment   Contracts;   Termination   of  Employment   and   Change-in-Control
Arrangements

As of January 10, 1998, after the expiration of their prior employment agreements with the Company, Kenneth R. Aupperle and Kenneth Plotkin each entered into employment agreements (the "1998 Employment Agreements") with the Company to serve in certain offices of the Company. The 1998 Employment Agreements each provide for a three year term, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or the executive. The 1998 Employment Agreements provide for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreements) thereafter, the 1998 Employment Agreements provide that compensation shall be as mutually determined between the Company and the executive, but not less than that for the preceding Annual Period. For the fiscal year ended September 30, 2001, the Company paid Mr. Plotkin a salary in the amount of $180,000 and provided non-cash compensation in the form of the use of a car and related expenses in the amount of $6,000. In addition, the 1998 Employment Agreements provide for a bonus to be paid as follows: an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, and before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of the Company's EBIT. The determination of EBIT shall be made in accordance with the Company's audited filings with the Securities and Exchange Commission on its Form 10-KSB or Form 10-K. Pursuant to the 1998 Employment Agreements, on January 21, 1998, incentive stock options to acquire a total of 90,000 Common Shares each were granted to Messrs. Aupperle and Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at

$2.544 per share. Each increment of these options expires five (5) years after it first becomes exercisable. Also on January 21, 1998, pursuant to the 1998 Employment Agreements, non-qualified options to acquire a total of 60,000 Common Shares each were granted to Messrs. Aupperle and Plotkin, exercisable immediately for a period of ten (10) years. These options expire as of January 20, 2008. The 1998 Employment Agreements further provide for disability benefits, the obligation of the Company to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the lives of Messrs. Aupperle and Plotkin owned by Messrs. Aupperle and Plotkin, their respective spouses, or a trust for their respective benefit or for the benefit of their respective families, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for executives of the Company. The 1998 Employment Agreements further provide that the Company may apply for and own life insurance on the lives of Messrs. Aupperle and Plotkin for the benefit of the Company, in such amounts as the Board of Directors of the Company may from time to time determine. As set forth in the 1998 Employment Agreements, the Company shall pay the premiums as they become due on any such insurance policies, and all dividends and any cash value and proceeds on such insurance policies shall belong to the Company. In the event of a termination of employment associated with a Change in Control of the Company (as defined in the 1998 Employment Agreements), a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits paid or accrued) received by him for the thirty-six month period preceding the date of the Change of Control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, to the knowledge of the Company based solely upon records available to it, certain information as of July 24, 2002, regarding the beneficial ownership of the Company's Common Shares (i) by each person who the Company believes to be the beneficial owner of more than 5% of its outstanding Common Shares, (ii) by each current director, (iii) by each person listed in the Summary Compensation Table under "Executive Compensation" and (iv) by all current executive officers and directors as a group:

Name of Management Person
and Name and Address
of Beneficial Owner                         Number                      Percent
-------------------                         ------                      -------


Kenneth Plotkin                         997,800(1)(4)(6)                 10.7%
91 Cabot Court
Hauppauge, NY 11788

Estate of Kenneth R. Aupperle           603,220(2)(3)(5)                  6.4%
23 Sequoia Drive
Hauppauge, NY 11788

Laura Aupperle                          572,440(2)(3)(5)                  6.4%
23 Sequoia Drive
Hauppauge, NY 11788

Dorothy Plotkin                         558,560(1)(3)(6)                  6.3%
21 Pine Hill Drive
Dix Hills, NY 11746

John Casey                              122,700(7)                        1.4%

Bernard Herman                           36,000(8)                         *

Gerald Tucciarone                        21,000(9)                         *

Steven J. Kuperschmid                    10,000(10)                        *

Clive Holmes                                834(11)                        *

Directors and executive officers
as a group (6 persons)                1,188,334(1)(3)(4)(6)              12.7%
                                      (7)(8)(9)(10)(11)
---------------------------------
* Less than one (1%) percent.

(1) Ownership of Common Shares by Mr. Plotkin does not include ownership of Common Shares by Mrs. Plotkin and ownership of Common Shares by Mrs. Plotkin does not include ownership of Common Shares by Mr. Plotkin.

(2) To the Company's knowledge, Laura Aupperle, the widow of Kenneth R. Aupperle, beneficially owns 572,440 Common Shares, or 6.4% of the outstanding Common Shares. Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 558,560 Common Shares or 6.3% of the outstanding Common Shares. Ownership of Common Shares by the Estate of Kenneth R. Aupperle does not include ownership of Common Shares by Laura Aupperle and ownership of Common Shares of Laura Aupperle does not include ownership of Common Shares by the Estate of Kenneth R. Aupperle.

(3) One presently exercisable warrant has been issued for 120,000 Common Shares to LADOKK Realty Co. ("LADOKK"), a partnership, which prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle. Mr. Plotkin expressly disclaims any percentage interest in the warrant other than that which represents his percentage interest in the partnership, which is equal to 30,000 Common Shares. The Company has assumed that the Estate of Kenneth R. Aupperle now owns the interest which Mr. Aupperle formerly had in LADOKK.

(4) Includes 180,000 Common Shares issuable upon the exercise of currently exercisable non-qualified stock options granted on January 10, 1995 and exercisable until September 29, 2006, which options were part of an overall grant of a non-qualified stock option to purchase 300,000 Common Shares at $1.575 per share. Also includes 105,400 Common Shares issuable upon the exercise of currently exercisable non-qualified options and 107,300 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 120,000 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options and 17,300 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(5) Does not include 50,000 Common Shares, in the aggregate, owned by Mr. Aupperle's brother, as custodian for each of Mrs. Aupperle's minor children (25,000 Common Shares to each minor child) under the New York Uniform Gifts to Minors Act.

(6) Does not include 18,000 Common Shares owned by the Plotkins' adult daughter. Does not include 25,000 Common Shares, owned by Mr. Plotkin's father as custodian for the Plotkins' minor child under the New York Uniform Gifts to Minors Act. Each of Mr. and Mrs. Plotkin disclaim beneficial ownership of all such 43,000 Common Shares.

(7) Includes 36,500 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 26,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(8)  Includes  12,004  Common  Shares  issuable  upon  the  exercise   currently
exercisable non-qualified stock options. Does not include 10,000 Common Shares issuable upon the exercise of certain non-qualified stock options.

(9) Includes
18,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 26,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(10) Includes 10,000 Common Shares issuable upon the exercise currently exercisable non-qualified stock options. Does not include 10,000 Common Shares issuable upon the exercise of certain non-qualified stock options.

(11) Includes options to purchase 834 Common Shares. Does not include 10,000 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company occupies a 25,000 square foot facility at 91 Cabot Court, Hauppauge, New York which it uses as its executive offices and for the testing, storage, and shipping of its products. The Company considers the prem-ises to be suitable for all its needs. The building is owned by LADOKK Realty Co., a partnership, which prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle, and is leased to the Company under a lease agreement expiring on January 31, 2006 with an option of the Company to extend the lease for an additional three years. Rent is currently at the annual rate of $410,909 per year and will increase to $431,454 on February 1, 2003. The rent is payable in equal monthly installments and increases at a rate of 5% per year on February 1 of each year thereafter including during the option period. The premises are subject to two mortgages which have been guaranteed by the Company upon which the outstanding principal amount due as of September 30, 2001 was $890,582. The Company pays the taxes and operating costs of maintaining the premises.

On December 17, 1996 the Board of Directors approved the issuance of warrants to LADOKK in consideration of LADOKK's agreement to cancel the last three years of the Company's lease and to grant an option to the Company to extend the lease for three years. The Stock Option Committee authorized the grant of a warrant to LADOKK to acquire 120,000 Common Shares at an exercise price of $1.906, which warrant is exercisable for a term of ten years.

For a discussion regarding the employment agreements of, and stock options granted to, Messrs. Plotkin and Aupperle, see "Executive Compensation", above.

Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Kuperschmid is a member, serves as counsel to the Company. It is presently anticipated that such firm will continue to represent the Company and its subsidiaries and affiliates and will receive fees for its services at rates and amounts not greater than would be paid to unrelated law firms performing similar services.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

Four directors are to be elected at the Meeting. Subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Meeting. The director initially elected in Class I (Clive Holmes) would serve until the annual meeting of stockholders in 2003 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The director initially elected in Class II (Steven J. Kuperschmid) would serve until the annual meeting of stockholders in 2004 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2005 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2003 annual meeting, each class of directors would be elected for a three year term. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

The following table sets forth the positions and offices held with the Company by each nominee, his age as of July 24, 2002, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.


--------------------------------------------------------------------------------------------------------------------
                                                                                                     Year Became
                  Name                           Age               Officer and Positions Held        Director
--------------------------------------------------------------------------------------------------------------------
        Kenneth Plotkin                           50         Chairman of the Board of Directors,         1994
                                                             Chief Executive Officer, Vice
                                                             President of Marketing, Secretary and
                                                             Director
--------------------------------------------------------------------------------------------------------------------
        Bernard Herman                            75         Director                                    1996
--------------------------------------------------------------------------------------------------------------------
        Steven J. Kuperschmid                     42         Director and Assistant Secretary            1998
--------------------------------------------------------------------------------------------------------------------
        Clive Holmes                              41         Director                                    2001
--------------------------------------------------------------------------------------------------------------------

Kenneth Plotkin is a co-founder of the Company and has served as a director since the Company's inception in 1994. He has been the Company's Chairman of the Board of Directors and Chief Executive Officer since the Company's incorporation. From March 14, 2001 until May 1, 2002, Mr. Plotkin served as the President and Chief Operating Officer of the Company. Mr. Plotkin served as Secretary of the Company until June 20, 2001, and he is presently Vice-President of Marketing. He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as a director of the Company since 1996, and from 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then he has served as a consultant with reference to computer products.

Steven J. Kuperschmid has served as a director of the Company since 1998 and as Assistant Secretary since June 20, 2001. He has been practicing law since 1986 and has been a partner with Certilman Balin Adler & Hyman, LLP, counsel to the Company, since January 1, 1994. Mr. Kuperschmid received his BA from New York University and JD from Fordham University School of Law.

Clive Holmes has served as a director of the Company since January 11, 2001. Since January 2002, Mr. Holmes has served as President & CEO and as a director of Kiwi Partners Securities Inc., a private investment banking firm and member of the NASD. From June 1999 until May 2001, Mr. Holmes served as a Managing Director of Deutsche Banc Alex. Brown Inc. Mr. Holmes also served as a Director of Deutsche Banc Alex. Brown Inc. in 1998. From 1996 to 1997, Mr. Holmes was a Vice President of Morgan Stanley & Co. Since May 1996, Mr. Holmes has served as a director of Kiwi Partners Inc. and its affiliates, companies that provide accounting and financial advisory services to corporations and incorporated entities. Mr. Holmes received his Masters of Business Administration degree from the Harvard Business School, his E.C.S.P. (With Honors) from the Institut D'Etudes Politiques de Paris (Sciences Po), and his Bachelor of Commerce and Administration degree from Victoria University of Wellington.

Board Committees

The Audit Committee is responsible for (i) reviewing and making recommendations regarding the Company's employment of independent auditors, (ii) the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. Until July 18, 2000, the Company had separate Compensation and Stock Option Committees. Effective July 18, 2000, the Compensation and Stock Option Committees were combined into a single Compensation Committee. The Compensation Committee is responsible for determining the general compensation policies of the Company, establishing compensation plans, determining senior management compensation and administering the Company's stock option plans. Bernard Herman, Steven J. Kuperschmid and Clive Holmes are each members of the Audit and Compensation

Committees. Kenneth Plotkin also served as a member of the Compensation Committee until November 2, 2001. The Audit Committee met five times during the fiscal year ended September 30, 2001. The Compensation Committee met once during the fiscal year ended September 30, 2001.

Meetings

The Board held thirteen (13) meetings during the fiscal year ended September 30, 2001. All of the then incumbent directors of the Company attended each meeting.

Family Relationships

There is no family relationship among any of the Company's executive officers and directors.

Term of Office

As described above, subject to stockholder approval of the Classified Board Amendment, members of the Board of Directors in each class will be elected at the Meeting. The director initially elected in Class I (Clive Holmes) would serve until the annual meeting of stockholders in 2003 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The director initially elected in Class II (Steven J. Kuperschmid) would serve until the annual meeting of stockholders in 2004 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2005 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2003 annual meeting, the class of directors to be elected in such year (Class I) would be elected for a three year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three year term, so that the term of office of one class of directors shall expire in each year. If the stockholders do not approve the Classified Board Amendment, each director will hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Audit Committee Report

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes. In fulfilling its responsibilities:

(1) The Audit Committee reviewed and discussed the audited financial statements with management;

(2) The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (as may be modified or supplemented);

(3) The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with them their independence; and

(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K.

This report has been approved by the Audit Committee as of June 19, 2002.

                                Bernard Herman
                                Clive Holmes
                                Steven J. Kuperschmid

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

The members of the Audit Committee are "independent directors", as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

Report on Executive Compensation

The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. The Company's compensation program currently consists of a number of components, including a cash salary, a cash incentive bonus and stock option grants.

The Compensation Committee reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the Company has operations. Based in part on this information, the Compensation Committee generally sets salaries at levels comparable to such companies. Bonuses are generally linked to Company performance during the year and thus align the interest of executive officers with those of the stockholders. The Compensation Committee also assesses each executive officer's individual performance and contribution in determining bonus levels. The Compensation Committee uses the Company's stock option program to motivate its executive officers and to improve long-term market performance of the Company's Common Shares.

The Company entered into an employment agreement with Mr. Plotkin in January 1998 which set the compensation payable to Mr. Plotkin to serve as the Company's
Chief   Executive   Officer,   Vice   President  of  Marketing  and   Secretary,
respectively, for a three (3) year period beginning on January 10, 1998, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or Mr. Plotkin (the "Employment Agreement") .. The Employment Agreement provides for an annual cash salary of $125,000 during the first year of the Employment Agreement, $150,000 during the second year of the Employment Agreement and $180,000 during the third year of the Employment Agreement. For Each Annual Period (as defined in the 1998 Employment Agreements) thereafter, the 1998 Employment Agreements provide that compensation shall be as mutually determined between the Company and the executive, but not less than that for the preceding Annual Period. For the fiscal year ended September 30, 2001, the Company paid Mr. Plotkin a salary in the amount of $180,000 and provided non-cash compensation in the form of the use of a car and related expenses in the amount of $6,000. The Employment Agreement also provides that Mr. Plotkin is entitled to receive a bonus equal to an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT and if not, then 1% of the Company's EBIT.

For the fiscal year ended September 30, 2001, the Compensation Committee reviewed compensation information for competitive companies, as well as that of companies not in its industry which do business in locations where the Company has operations, Mr. Plotkin's extensive experience in various aspects of the computer peripheral industry and his past performance and service with the Company and determined that the amounts payable to Mr. Plotkin for the fiscal year ended September 30, 2001 under the terms of the Employment Agreement adequately compensated Mr. Plotkin for the services he rendered to the Company in fiscal 2001. See "Executive

Compensation"   and  "Employment   Contracts;   Termination  of  Employment  and
Change-in-Control Arrangements".

Since the Compensation Committee believes that the granting of options to purchase Common Shares provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of the grant, generally vest over a period of at least three years and generally expire after ten years. No options were granted to Mr. Plotkin during the fiscal year ended September 30, 2001.

This report has been approved by the Compensation Committee as of June 19, 2002.

                                Bernard Herman
                                Clive Holmes
                                Steven J. Kuperschmid

Compensation Committee Interlocks and Insider Participation

As of November 2, 2001, the members of the Board's Compensation Committee are Messrs. Herman, Holmes and Kuperschmid. None of Messrs. Herman, Holmes or Kuperschmid is an employee of the Company. Prior to November 2, 2001, Mr. Plotkin, the Company's Chairman of the Board, Chief Executive Officer and Vice President of Marketing, was a member of the Compensation Committee. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

Company Stock Performance

The following graph shows a five year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Market Index and the MG Group (Computer Peripheral) Index (the "MG Group Index"). The graph assumes $100 was invested in each of the Common Shares, the NASDAQ Market Index and the MG Group Index on October 1, 1996. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock performance.


--------------------------------------------------------------------------------------------------------------------------
     Company/Index/Market           9/30/96       9/30/97        9/30/98         9/30/99         9/29/00       9/28/01
--------------------------------------------------------------------------------------------------------------------------
Hauppauge Digital Inc.              100.00         109.52         201.58          580.94         317.45          53.38
--------------------------------------------------------------------------------------------------------------------------
MG Group Index                      100.00         138.79         122.18          215.19         372.67         147.46
--------------------------------------------------------------------------------------------------------------------------
NASDAQ Market Index                 100.00         135.92         141.25          228.51         312.59         128.07
--------------------------------------------------------------------------------------------------------------------------

Source: Media General Financial Services, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Stock and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Annual Report each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended September 30, 2001. To the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and representations that no other reports were required, during the fiscal year ended September 30, 2001, the Company's officers, Directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Mr. Plotkin failed to file one report relative to two transactions, and Mr Aupperle, the former President, Chief Operating Officer and director of the Company, failed to file one report relative to two transactions. Further, to the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and representations that no other reports were required, during the fiscal year ended September 30, 2000, the Company's officers, Directors and 10% stockholders complied with all
Section 16(a) filing requirements applicable to them except: Mr. Plotkin failed to file one report relative to two transactions, and Mr. Aupperle, the former President, Chief Operating Officer and director of the Company, failed to file one report relative to two transactions.

            PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
 AUTHORIZE THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES WITH STAGGERED TERMS AND TO PROVIDE FOR A SUPERMAJORITY VOTING REQUIREMENT TO AMEND
PROVISIONS IN THE CERTIFICATE OF INCORPORATION RELATING TO SUCH CLASSIFIED BOARD
                                  OF DIRECTORS

The Board of Directors has adopted a resolution, the Classified Board Amendment, proposing an amendment to the Company's Certificate of Incorporation (i) classifying the Board of Directors into three classes with staggered terms and
(ii) providing that any amendment to such classified Board of Directors provisions require the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class. At present, the Company's Board of Directors consists of a single class of four directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would classify the Board of Directors into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

As indicated earlier, members in each class would be elected at the Meeting. The director initially elected in Class I (Clive Holmes) would serve until the annual meeting of stockholders in 2003 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The director initially elected in Class II (Steven J. Kuperschmid) would serve until the annual meeting of stockholders in 2004 and until his respective successor has been elected and has qualified, or until his earlier resignation, removal or death. The directors initially elected in Class III (Kenneth Plotkin and Bernard Herman) would serve until the annual meeting of stockholders in 2005 and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death. Beginning with the election of directors to be held at the year 2003 annual meeting, the class of directors to be elected in such year (Class I) would be elected for a three year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three year term, so that the term of office of one class of directors shall expire in each year.

To preserve the classified board structure, the Classified Board Amendment also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director's successor has been elected and qualified or until his or her earlier resignation, removal or death.

Delaware law provides that, if a corporation has a classified board, unless the corporation's certificate of incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. Proposal 2, the Classified Board Amendment, does not provide for removal of directors other than for cause. Therefore, if Proposal 2 is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances.

Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board of Directors. The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company's stock with the intention of obtaining immediate control of the Board of Directors. The Company is not aware of any present third party plans to gain control of the Company. The Classified Board Amendment could have the following anti-takeover effects:


- encourage persons seeking to acquire control of the Company to initiate the acquisition through arm's-length negotiations with the Company's management and Board of Directors;

- discourage a third party from making a tender offer (or otherwise attempting to obtain control of the Company), even though such an attempt might benefit the Company and its stockholders;

- discourage accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by accumulations (so that stockholders lose opportunities to sell their shares at temporarily higher prices);

- entrench incumbent management by discouraging a proxy contest, a holder of a substantial block of the Company's outstanding shares assuming control of the Company, or the removal of incumbent directors or the change of control of the Board of Directors;

- reduce the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors; and

- delay or prevent any attempt to amend the provisions of the Company's Certificate of Incorporation dealing with the classified Board of Directors because of the eighty percent (80%) voting requirement for such an amendment.

At the same time, the Classified Board Amendment would ensure that the Board of Directors and management, if confronted by a surprise proposal from a third party who had acquired a block of the Company's stock, would have time to review the proposal and appropriate alternatives to the proposal and possibly to attempt to negotiate a better transaction.

The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Classified Board Amendment, is attached as Appendix A. You should read Appendix A in its entirety.

Relationship of the Classified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects

By-Laws

Effective August 16, 2001, the Board of Directors unanimously approved Amended and Restated By-Laws for the Company (the "By-Laws"). The By-Laws do not permit stockholders of the Company to call a special meeting of stockholders. This means that proposals for stockholder action, such as a proposed amendment to the By-Laws or a proposal for the removal of directors for cause, could, if the Board of Directors desired, be delayed until the next annual meeting of Company's stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders' right to call a special meeting, an expensive proxy contest cannot occur other than in connection with the annual meeting of stockholders. Also, the Board can still call a special meeting of the stockholders when issues arise that, in their opinion, require a stockholder meeting. The inability of a stockholder to call a special meeting might impact upon a person's decision to purchase voting securities of the Company.

The By-Laws also impose strict requirements for shareholder proposals. In the event that a stockholder wishes to make a proposal at a meeting of stockholders, prior notice is required. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice there-of to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, a stockholders' notice must have been received at the principal executive offices of the Company not later than September 22, 2001. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement. Such prior notice provides the Company with an ample opportunity to evaluate the stockholder's proposal prior to any vote on the proposal at the meeting. This prior notice requirement also removes the possibility that any unforeseen action could be taken by stockholders at annual meetings of stockholders. By forcing the stockholders of the Company to comply with strict prior notice requirements and removing the possibility of voting on shareholder proposals not properly prior presented to the Company, this By-Law provision might impact upon a person's decision to purchase voting securities of the Company.

The By-Laws also provide that in order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made; provided however, that notwithstanding the foregoing, with respect to the first annual meeting of stockholders following August 16, 2001, a stockholders' notice must have been received at the principal executive offices of the Company not later than September 22, 2001. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder. This prior notice provision for shareholder nominees removes the possibility that any random individual could be spontaneously nominated for the position of director at annual meetings of stockholders. Further, such prior notice requirement provides the Company with an ample opportunity to evaluate the stockholder's nominee(s), and therefore properly educate itself as to whether to recommend such individual to the other stockholders, prior to any vote on the nominee at the meeting. This By-Law provision might also entrench incumbent management by discouraging the removal of incumbent directors and reducing the possibility that a third party could effect a sudden or surprise change in control of the Board of Directors without the support of the then incumbent Board of Directors. In addition, by forcing the stockholders of the Company to comply with strict prior notice requirements and removing the possibility of presenting shareholder nominees not properly prior presented to the Company, this By-Law provision might impact upon a person's decision to purchase voting securities of the Company.

Rights Agreement

The Company is a party to a material agreement which would, in management's judgment, have an anti-takeover effect. On July 19, 2001, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of the Company's Common Shares to stockholders of record at the close of business on August 5, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one Common Share at a Purchase Price of $11.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and North American Transfer Agent, as Rights Agent.

Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) ten (10) business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board of Directors pursuant to the terms of the Rights Agreement described in this clause (i) may be made at any time during the Special Period (as defined below)) following (a) a public announcement that any person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding Common Shares, other than as a result of repurchase of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (b) the date a person has entered into an agreement or arrangement with the Company or any subsidiary of the Company providing for an Acquisition Transaction (as defined below) ( the "Stock Acquisition Date") or (ii) ten (10) business days (or such later date as the Board shall determine, provided, however, that no deferral of a Distribution Date by the Board of Directors pursuant to the terms of the Rights Agreement described in this clause (ii) may be made at any time during the Special Period (as defined below)) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. The 10% threshold will not be applicable to passive investors who stay below a 20% ownership level. In addition, stockholders of more than 10% of the Common Shares outstanding as of July 19, 2001 will be grandfathered at their current level plus 1%.

An Acquisition Transaction is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of its subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding Common Shares or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the Common Shares received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries or (z) a purchase or acquisition of securities representing 10% or more of the Common Shares then outstanding.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m. (Hauppauge, New York time) on July 19, 2011, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only

Common Shares issued prior to the Distribution Date will be issued with Rights.

In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding Common Shares which the independent directors determine, after receiving advice from one or more investment banking firms, to be fair and not inadequate to and to otherwise be in the best interests of the Company and its stockholders, (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. An illustration of such an event is set out in the following paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $11.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $22.00 worth of Common Shares (or other consideration, as noted above) for $11.00. Assuming that the Common Shares had a per share value of $22.00 at such time, the holder of each valid Right would be entitled to purchase one (1) Common Shares (or other consideration) for $11.00.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voted as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding two paragraphs are referred to as the "Triggering Events".

At any time until ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Directors). For one hundred eighty (180) days (the "Special Period") following a change in control of the Board of Directors, that has not been approved by the Board of Directors, occurring within six (6) months of an unsolicited third party acquisition or business combination proposal, the new directors are entitled to redeem the Rights (assuming the Rights would have otherwise been redeemable), including to facilitate an acquisition or business combination transaction involving the Company, but only (1) if they have followed certain procedures or (2) if such procedures are not followed, and if their decision regarding redemption and/or any Acquisition or business combination is challenged as a breach of fiduciary duty of care or loyalty, the directors (solely for the purposes of determining the effectiveness of such redemption) are able to establish the entire fairness of such redemption, and if applicable, such transaction. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement during the Special Period or at a time when the Rights are not redeemable.

As of July 24, 2002, there were 8,888,047 Common Shares issued and outstanding, 504,117 shares held in the Company's treasury and 2,372,326 shares reserved for issuance pursuant to the Company's various existing equity incentive plans. As of July 24, 2002, options to purchase 1,525,904 Common Shares were outstanding. Each Common Share, at the close of business on August 5, 2001, received one Right. So long as the Rights are attached to the Common Shares, one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each Common Share issued or transferred by the Company in the future.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become discount Rights unless the offer is conditional on a substantial number of Rights being acquired. The Rights however, should not affect any prospective offeror willing to make an offer at a price that is fair and not inadequate and otherwise in the best interests of the Company and its stockholders. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, at any time until ten (10) days following the Stock Acquisition Date redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.

Certificate of Incorporation

Besides the Classified Board Amendment, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 3: "Amendment to Certificate of Incorporation to Authorize a Class of Preferred Stock" and
Proposal 4: "Amendment to Certificate of Incorporation to Require Unanimous, Rather than Majority, Written Consent of Stockholders in Lieu of a Meeting under Certain Circumstances" to understand the anti-takeover effects of these proposed amendments to the Company's Certificate of Incorporation.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal. The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

      PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE A
                            CLASS OF PREFERRED STOCK

The Board of Directors has recommended an amendment to the Company's Certificate of Incorporation to authorize a class of preferred stock. The Board believes such action to be in the best interest of the Company for the reasons set forth below.

The authorized capital stock of the Company currently consists of 25,000,000 shares of Common Stock. As of July 24, 2002, there were 8,888,047 Common Shares issued and outstanding, 504,117 shares held in the Company's treasury and 2,372,326 shares reserved for issuance pursuant to the Company's various existing equity incentive plans. No preferred stock is presently authorized by the existing Certificate of Incorporation.

The preferred stock to be authorized is commonly referred to as "blank check" preferred stock ("Blank Check

Preferred") because the stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the preferred stock would be available for issuance without further action by the Company's stockholders, except as may be required by applicable law or pursuant to the requirements of the NASDAQ or such other exchange upon which such securities are then trading.

The Board of Directors believes that the creation of the preferred stock is advisable and in the best interests of the Company and its stockholders for several reasons. The authorization of the Blank Check Preferred would permit the Board of Directors to issue such stock without stockholder approval and, thereby, provide the Company with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred proposal would enable the Company to respond promptly and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance.

The authorization of the Blank Check Preferred would also afford the Company greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of the outstanding voting stock of the Company or otherwise effect a change of control. Shares of preferred stock may also be sold to third parties who indicate that they would support the Board in opposing a hostile takeover bid. The availability of preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to the Company and its stockholders. The proposed Blank Check Preferred amendment to the existing Certificate of Incorporation is not intended to be an anti-takeover measure, and the Company is not aware of any present third party plans to gain control of the Company.

We cannot state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Common Shares until the Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the Common Shares, diluting the voting power of the Common Shares, reducing the market price of the Common Shares, or impairing the liquidation rights of the Common Shares, without further action by the stockholders. Holders of our Common Shares will not have preemptive rights with respect to the preferred stock.

Although the Company may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company currently has no arrangements, understandings, agreements or commitments with respect to the issuance of the preferred stock, and the Company may never issue any preferred stock. The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes the Blank Check Preferred amendment, is attached as Appendix A. You should read Appendix A in its entirety.

The Company's By-Laws and an agreement to which it is a party also have various anti-takeover effects. You should read the section of Proposal 2: "Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" entitled "Relationship of the Certified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects" to gain an understanding of these anti-takeover effects.

Additionally, besides the Blank Check Preferred, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read

Proposal 2: "Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" and Proposal 4: "Amendment to Certificate of Incorporation to Require Unanimous, Rather than Majority, Written Consent of Stockholders in Lieu of a Meeting under Certain Circumstances" to understand the anti-takeover effects of these proposed amendments to the Company's Certificate of Incorporation.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal. The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

        PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION TO REQUIRE
      UNANIMOUS, RATHER THAN MAJORITY, WRITTEN CONSENT OF STOCKHOLDERS IN
                 LIEU OF A MEETING UNDER CERTAIN CIRCUMSTANCES

The Board of Directors of the Company has adopted resolutions approving and submitting to a vote of the stockholders an amendment to the Company's Certificate of Incorporation pursuant to which if action is to be taken by the stockholders of the Company without a meeting, then the written consent of the holders of all of the shares of capital stock of the Company entitled to vote on such action will be required. However, if the action has been authorized by the Board of Directors, then the action may be taken by the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action.

This amendment, if adopted, would have the effect of narrowing the provisions of
Section 228 of the Delaware General Corporation Law ("Section 228"). Section 228 permits the taking of action by stockholders without a meeting if, among other things, a written consent or consents to the action are signed by stockholders holding the minimum number of shares that would be necessary to authorize the action at an actual meeting at which all shares entitled to vote on the matter were present and voted. The proposed amendment to the Company's Certificate of Incorporation would require the written consent of all of the stockholders, unless the action has been authorized by the Board of Directors.

The  purpose  of  the  provision  is  to  require,  in  practical  effect,  that stockholder proposals that are not authorized by the Board of Directors be approved only following the opportunity for a full discussion of the matter at a meeting of stockholders. The proposal is also intended to reduce the vulnerability of the Company to takeovers by other corporations, groups, or individuals, which in the judgment of the Board of Directors may not be in the best interest of the stockholders. Persons seeking control in a hostile takeover attempt would be deterred since, following their acquisition of such control, they would not be in a position to remove the then incumbent directors of the Company until the next annual meeting of stockholders. The Company is not aware of any present third party plans to gain control of the Company.

Although the objectives of the proposed amendment are desirable, stockholders should note that there are certain disadvantages stemming from it. One disadvantage is that the provision could have the effect of deterring a future takeover attempt which a majority of the stockholders may deem to be in their best interests or where the stockholders may receive a substantial premium for their shares over market value. The provision may also make it less likely that incumbent management will be replaced even though a majority of the stockholders may deem it desirable. Also, the provision might tend to encourage persons seeking control of the Company to negotiate terms of the proposed acquisition with the Company's Board of Directors which may impose an unavoidable conflict of interest for some members of the Board of Directors. For example, they may be confronted with the prospect of losing their positions on the Board of Directors or as officers of the Company if the transaction is consummated, yet the terms of the proposed transaction may be favorable to stockholders. Additionally, a deter-mined tender offeror may elect to proceed with his offer, but the price offered to stockholders may be lower than would be the case if the proposed provision was not in effect.

The complete text of the proposed amendment to the Company's Certificate of Incorporation, which includes Proposal 4 to amend the Company's Certificate of Incorporation to require unanimous, rather than majority written consent of stockholders in lieu of a meeting under certain circumstances, is attached as Appendix A. You should read Appendix A in its entirety.

The Company's By-Laws and an agreement to which it is a party also have various anti-takeover effects. You should read the section of Proposal 2: "Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" entitled "Relationship of the Certified Board Amendment to Certain Provisions of the Company's By-Laws, Agreements and Other Proposed Amendments to the Company's Certificate of Incorporation with Anti-Takeover Effects" to gain an understanding of these anti-takeover effects.

Additionally, besides the above-described proposal to amend the Company's Certificate of Incorporation to require unanimous, rather than majority written consent of stockholders in lieu of a meeting under certain circumstances, the Company is also making several other proposals to amend its Certificate of Incorporation, each of which has potential anti-takeover effects. You should carefully read Proposal 2: "Amendment to Certificate of Incorporation to Authorize the Classification of the Board of Directors into Three Classes with Staggered Terms and to Provide for a Supermajority Voting Requirement to Amend Provisions in the Certificate of Incorporation Relating to Such Classified Board of Directors" and Proposal 3: "Amendment to Certificate of Incorporation to Authorize a Class of Preferred Stock".

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company is required for approval of this proposal. The Board recommends a vote FOR approval of the proposed amendment to the Certificate of Incorporation.

               PROPOSAL 5: INCREASE THE ISSUANCE OF COMMON SHARES
                     UNDER THE EMPLOYEE STOCK PURCHASE PLAN

The Company's Board of Directors adopted the Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") on May 9, 2000, under Section 423 of the Internal Revenue Code of 1986, as amended from time to time for the initial issuance of 100,000 Common Shares, which was subsequently ratified by a majority of the stockholders at the Company's Annual Meeting of Stockholders on July 18, 2000.

The Company's Board of Directors passed a resolution on May 1, 2002 amending the Employee Stock Purchase Plan. The amendment, which is subject to stockholders' approval, increases the number of Common Shares available for issuance under the Employee Stock Purchase plan to 180,000 from 100,000 to provide for sufficient Common Shares to be issued until the termination date of the Employee Stock Purchase Plan, which was to be extended to December 31, 2004.

The Employee Stock Purchase Plan is intended to provide a method whereby full-time employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of Common Shares.

The following summary provides a description of the significant provisions of the Employee Stock Purchase Plan. However, such summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan which is available at the offices of the Company.

Administration

The Employee Stock Purchase Plan is to be administered by the Board or a Committee appointed by the Board of Directors to consist of two or more disinterested persons (the "Committee"). The Board or the Committee has the complete power and authority to terminate or amend the Employee Stock Purchase Plan, however the Board or the Committee shall not, without the approval of the stockholders of the Company, alter (i) the aggregate number of shares that may be issued under the Employee Stock Purchase Plan or (ii) the class of employees eligible to receive options under the Employee Stock Purchase Plan other than to designate additional subsidiary corporations. No termination, modification or amendment, may without the consent of an employee then having an option under the Employee Stock Purchase Plan, adversely affect the rights of such employee under such option.

Eligibility

Each employee who works more than twenty hours per week and more than five months in a calendar year, who has completed six (6) consecutive months of employment with the Company and is employed by the Company on the date his participation in the Employee Stock Purchase Plan is to become effective is eligible to participate in offerings under the Employee Stock Purchase Plan which commence after such six (6) month period has concluded. Persons who are not employees are not eligible to participate.

No employee will be granted an option to purchase Common Shares if immediately after the grant, such employee would own Common Shares and/or hold outstanding options to purchase Common Shares being 5% or more of the total combined voting power or value of all classes of stock of the Company or which permits an employee the right to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value (determined with reference to the value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

The Company estimates that approximately 50 employees are eligible at the present time to participate in the Employee Stock Purchase Plan including executive officers whose ownership and options do not exceed the ownership limits on participants.

Offerings Under the Employee Stock Purchase Plan

The Employee Stock Purchase Plan will terminate on December 31, 2004. In each year, four offerings ending quarterly are authorized. In each offering, the maximum number of Common Shares that may be issued is 10,000 plus unissued shares from all prior offerings whether offered or not. As of June 30, 2002, 12,214 Common Shares have been carried forward to the July 1- September 30, 2002 offering in which 22,214 Common Shares may be issued. Prior to the approval of this amendment, there would be available and remaining 32,214 Common Shares for issuance under the Employee Stock Purchase Plan and if the amendment is approved, 112,214 Common Shares will be available for issuance. If while options are outstanding, the number of outstanding Common Shares have increased, decreased, changed or been exchanged for a different number through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate adjustments may be made by the Board or the Committee.

Option Grants and Prices

Each participating employee will be deemed to have been granted an option to purchase a maximum number of Common Shares equal to (i) that percentage of the employee's compensation which the employee has elected to have withheld, multiplied by (ii) the employee's compensation during the Offering (as such term is defined in the Employee Stock Purchase Plan) then divided by (iii) the applicable option price.

Employees may elect payroll deductions up to 10% for each pay period. The option price shall be the lower of 85% of the closing price of the Common Shares on the offering commencement or termination date as reported on such date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If more than the maximum number of shares authorized are exercised, the Company will make a pro-rata allocation.

Common Shares Issued Under the Employee Stock Purchase Plan

As of June 30, 2002 a total of 67,786 Common Shares have been issued under the Employee Stock Purchase Plan to eligible employees at the time. None of such Common Shares have been issued to a person who is or was a director or executive officer or nominee for election as a director.

Federal Income Tax Consequences

As long as an option is granted pursuant to a plan under Section 423 of the Internal Revenue Code, the employee will not recognize taxable income on the exercise on the option. The basis of the Common Shares received upon the exercise of an option is the option exercise price.

If the employee disposes of Common Shares acquired by an exercise of an option under a stock purchase plan before the expiration of the statutory holding period, in the year of the disqualifying disposition the employee must recognize as ordinary compensation income the difference between the optioned Common Shares' fair market value and the option's exercise price. If the sale or other taxable disposition of Common Shares occurs after the statutory holding period has expired, the employee's gain on the sale of the Common Shares is an amount equal to the excess of the proceeds of the sale over the employee's basis in the option Common Shares. The statutory holding period for a Section 423 plan stock is the later of two years after the granting of an option or one year from the date of transfer of the Common Shares pursuant to the exercise of the option.

Where an option is granted pursuant to a stock purchase plan at an option price of more than 85% and less than 100% of the fair market value of the Common Shares, the employee must include in taxable income at time of sale or other taxable disposition of the optioned Common Shares, or upon the employee's death while still holding the Common Shares, the lesser of:

- the amount, if any, by which the fair market value of the Common Shares when the option was granted exceeds the option price; or

- the amount, if any, by which the Common Shares' fair market value at the time of such disposition or death exceeds the exercise price paid.

The basis of the option Common Shares will be increased by the amount of the compensation income recognized. This applies regardless of whether the employee has held the Common Shares for the statutory holding period.

The Company may not deduct the difference between the fair market value of the option Common Shares and the option exercise price if the option is issued pursuant to a Section 423 plan.

Equity Compensation Plan Information

Set forth in the table below is certain information regarding the number of Common Shares that may be issued under options, warrants and rights under all of the Company's existing equity compensation plans as of September 30, 2001.


------------------------------------------------------------------------------------------------------------------------
                                                                                                 Number of securities
                                                                                               remaining available for
                                                                                                future issuance under
                                  Number of securities to be    Weighted average exercise     equity compensation plans
                                   issued upon exercise of     price of outstanding options     (excluding securities
         Plan Category               outstanding options                                       reflected in column (a))
------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by stockholders                   1,297,326                     $ 2.87                      425,000
------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by shareholders                     230,000                     $3.41                       120,000
------------------------------------------------------------------------------------------------------------------------

Description of Certain Options and Warrants

Pursuant to certain Warrant Agreements, each dated June 21, 1999, the Company has granted a right to purchase an aggregate of 50,000 Common Shares at an exercise price of $10.00 per share at any time prior to the close of business on June 20, 2004. Such Warrant Agreements were not required to be, and have not been, approved by the Company's stockholders.

Pursuant to a certain Employment Agreement, dated as of January 10, 1995 (the "Effective Date"), between the Company and Kenneth Plotkin, the Company granted to Mr. Plotkin a right to purchase an aggregate of 300,000 Common Shares at an exercise price of $1.575 per share. The option is not exercisable for a period of ten (10) years following the Effective Date except as follows: (i) for the first full fiscal year after the Effective Date and for each of the four fiscal years thereafter, should the Company attain an audited annual pre-tax income of at least $1,000,000, options to purchase up to 60,000 Common Shares shall then become immediately exercisable; (ii) if the Company fails to attain the $1,000,000 plateau during the first full fiscal year, should the Company's combined pre-tax income for the fist two fiscal years exceed $2,000,000, then options to purchase up to 120,000 Common Shares shall then become immediately exercisable. The term of the option is ten (10) years commencing on the Effective Date, subject to earlier termination in certain circumstances. As of September 30, 2001, options to purchase 180,000 Common Shares were exercisable. Such option was not required to be, and has not been, approved by the Company's stockholders.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present at the Meeting in person or by proxy is required for approval of this proposal. The Board recommends a vote FOR ratification of the increase of the initial issuance of the Common Shares from 100,000 to 180,000 under the Employee Stock Purchase Plan and for the termination date to be extended to December 31, 2004.

                              INDEPENDENT AUDITORS

BDO Seidman, LLP was named as the Company's independent public accountants effective August 10, 1995. BDO Seidman, LLP was not previously consulted by the Company with respect to any matter preceding the date of their appointment. The Board of Directors of the Company has appointed BDO Seidman, LLP, as the Company's independent auditors for the fiscal year ending September 30, 2002.

Representatives of BDO Seidman, LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

The aggregate fees billed by BDO Seidman, LLP for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year, were $92,500. BDO Seidman, LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001. The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company other than audit and financial information systems design and implementation fees for the fiscal year ended September 30, 2001 were $24,175. The Audit Committee has considered whether the provision of the services described in this paragraph is compatible with maintaining the independence of BDO Seidman, LLP.

                             STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at the principal executive offices of the Company by March 27, 2003, for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. The Company, however, intends to hold next year's annual meeting earlier in the year. Accordingly, the Company suggests that stockholder proposals intended to be presented at next year's annual meeting be submitted well in advance of January 1, 2003, the earliest date upon which the Company anticipates the Proxy Statement and form or Proxy relating to such meeting will be released to stockholders.

The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in the Company's By-Laws.

     1. Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement.

     2. Stockholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder.

Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at 91 Cabot Court, Hauppauge, New York 11788. The foregoing is only a summary of the provisions of the By-Laws of the Company that relate to stockholder proposals and stockholder nominations for director. A complete copy of the By-Laws is available at the offices of the Company.

                                 OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than those listed as Proposals 1, 2, 3, 4 and 5 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                                        By Order of the Hauppauge Digital Inc.
                                        Board of Directors


                                        Kenneth Plotkin
                                        Chairman of the Board
                                        and Chief Executive Officer


Hauppauge, New York
July 25, 2002

Appendix A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             HAUPPAUGE DIGITAL INC.


                        (Pursuant to Section 242 of the
                      General Corporation Law of Delaware)


HAUPPAUGE DIGITAL INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), is hereby further amended for the following purposes: (i) to authorize a class of blank check preferred stock that the Corporation shall be authorized to issue, consisting of one million (1,000,000) shares, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares or series thereof; (ii) to authorize the classification of the Board of Directors of the Corporation into three classes with staggered terms and to provide that no amendment shall be made to amend any provisions in the Certificate of Incorporation relating to such classified Board of Directors without the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class; (iii) to require that, under certain circumstances, action to be taken by the stockholders of the Corporation without a meeting be taken only with the written consent of the holders of all of the shares of capital stock of the Corporation entitled to vote on such action; and (iv) to renumber the existing Article NINTH of the Certificate of Incorporation.

SECOND: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

"FOURTH:
     1. The aggregate number of shares of capital stock which the corporation shall have the authority to issue is TWENTY-SIX MILLION (26,000,000) shares, of which TWENTY-FIVE MILLION (25,000,000) shares shall be Common Stock with a par value of $.01 per share (the "Common Stock") and ONE MILLION (1,000,000) shares shall be Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

     2. The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

        (a)     The designation of any series.

        (b)     The number of shares initially constituting any such series.

        (c) The increase, and the decrease, to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

        (d) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

         (e) Whether or not the shares of Preferred Stock or any series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

        (f) The amount payable on the shares of Preferred Stock or any series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

         (g) Whether or not the shares of Preferred Stock or any series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

        (h) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or any series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

        (i) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or any series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

        (j) Whether or not the shares of Preferred Stock or any series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

        (k) Any other relative rights, preferences, qualifications, limitations and restrictions.

     3. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will, after the filing of a proper certificate with the Delaware Secretary of State, have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law."

THIRD: Paragraph 1 of Article SIXTH of the Certificate of Incorporation is hereby amended by striking out Paragraph 1 thereof and by substituting in lieu of said Paragraph the following new Paragraph 1:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide. Commencing with the annual meeting of stockholders in 2002, directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The initial term of office of the Class I directors shall expire on the date of the first annual meeting of stockholders following the end of the 2002 fiscal year (the
     "2003 Annual Meeting"), the initial term of office of the Class II directors shall expire on the date of the first annual meeting of stockholders next succeeding the 2003 Annual

     Meeting (the "2004 Annual Meeting") and the initial term of office of the Class III directors shall expire on the date of the first annual meeting of stockholders next succeeding the 2004 Annual Meeting. At each annual meeting of stockholders following such classification and division of the members of the board of directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year. Each director shall hold office until the expiration of such director's term of office and until such director's successor shall have been elected and qualified, or until such director's earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole board of directors, the number of directors in each class shall be determined by action of the board of directors. A director elected by the remainder of the Board of Directors to fill a vacancy shall hold office for the remainder of the term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal or death. No amendment shall be made to this Paragraph 1 of Article SIXTH of the Certificate of Incorporation without the approval of eighty percent (80%) of the holders of all of the shares of capital stock entitled to vote generally in the election of directors, voting as a single class.

FOURTH: Article NINTH of the Certificate of Incorporation is hereby renumbered as ARTICLE TENTH.

FIFTH: A new ARTICLE NINTH is hereby added to the Certificate of Incorporation, to read in its entirety as follows:

"NINTH: If action is to be taken by the stockholders of the corporation without a meeting, then the written consent of the holders of all of the shares of capital stock entitled to vote on such action shall be required to take such action, unless the action has been authorized by the Board of Directors of the corporation, in which case the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote on such action shall be required to take such action."

SIXTH: The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Chairman of the Corporation has hereunto set his hand to this Certificate this 6th day of September, 2002.


                                                   HAUPPAUGE DIGITAL INC.



                                                   By:
                                                      --------------------------
                                                      Kenneth Plotkin
                                                      Chairman